SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

                                      FORM 8-K

                              Current Report Pursuant

                           To Section 13 or 15(d) of the

                          Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  March 17, 1998 (March 2, 1998)

   Protection One, Inc.                 Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant                    (Exact Name of Registrant
 as Specified in Charter)                     as Specified in Charter)

      Delaware                                        Delaware
(State or Other Jurisdiction               (State or Other Jurisdiction
      of Incorporation)                           of Incorporation)

      0-247802                                       33-73002-1
(Commission File Number)                      (Commission File Number)

      93-1063818                                     93-1065479
  (I.R.S. Employer                                (I.R.S. Employer
   Identification No.)                             Identification No.)

 6011 Bristol Parkway                             6011 Bristol Parkway
Culver City, California 90230                Culver City, California 90230
(Address of Principal Executive             (Address of Principal Executive
   Offices, Including Zip Code)              Offices, Including Zip Code)

   (310) 342-6300                                  (310) 342-6300
(Registrant's Telephone Number,             (Registrant's Telephone Number,
     Including Area Code)                        Including Area Code)

         N/A                                            N/A
(Former Name or Former Address,            (Former Name or Former Address,
  if Changed Since Last Report)             if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets

On March 2, 1998, Protection One, Inc. (Protection One) announced that it's wholly-owned subsidiary, Protection One Alarm Monitoring, Inc. completed the acquisition of subscribers and assets of Multimedia Security Services, Inc. for approximately $233 million in cash. Protection One funded the acquisition with borrowings extended to it by Westar Capital, Inc. and evidenced by a promissory note, and attached hereto as Exhibit 99.1. Protection One is a subsidiary of Western Resources, which currently owns approximately 82.4% of Protection One's outstanding shares of common stock. Further transaction details are included in a press release attached hereto as Exhibit 99.2, and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1  Promissory Note to Western Resources
99.2  Press release dated as of March 2, 1998 issued by Protection One, Inc.
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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Protection One, Inc.
                                          Protection One Alarm Monitoring, Inc.

March 17, 1998                           By:    JOHN W. HESSE

                                                              John W. Hesse
                                                   Executive Vice President
                                                and Chief Financial Officer


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                                EXHIBIT INDEX


Exhibit Number                           Description of Exhibit

99.1                                     Promissory Note to Western Resources

99.2                                    Press release dated as of February 4,
                                        1998 issued by Protection One, Inc.